PennantPark Investment Corporation Schedules Earnings Release for Fiscal Year Ended September 30, 2008 Results

NEW YORK, NY -- 11/13/2008 -- PennantPark Investment Corporation (the "Company") (NASDAQ: PNNT) announced today that it will report its fiscal year ended September 30, 2008 results on Thursday, November 20, 2008 after the close of the financial markets.

The Company will also host a conference call at 10:00 a.m. (Eastern Time) on Friday, November 21, 2008 to discuss the quarterly results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 856-1965 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-4823. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through December 5, 2008 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all replays, please reference conference ID #3324697.

About PennantPark Investment Corporation

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of mezzanine debt, senior secured loans and equity investments. From time to time, we may also invest in public companies whose securities are thinly traded. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Contact:
Aviv Efrat
PennantPark Investment Corporation
(212) 905-1000
Or visit us at:  www.pennantpark.com